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                                                                   EXHIBIT 10(n)

AMENDMENTS EFFECTIVE DECEMBER 5, 1994

Pursuant to Section 7.1 of the Illinois Tool Works Inc. 1993 Executive Contributory Retirement Income Plan effective April 1, 1993, Illinois Tool Works Inc. hereby amends Sections 3.2, 3.5 and 4.11 of the Plan to read as follows:

  3.2  MINIMUM AND MAXIMUM  DEFERRAL AND LENGTH OF PARTICIPATION.  A
       Participant may elect to defer between 5 and 20 percent of his/her Salary in 1% increments during a Deferral Year. In addition, a Participant may elect to defer up to 50% of his/her Bonus in 10% INCREMENTS earned during a Deferral Year. At the time of election, a Participant may elect to defer a different percentage of his/her Salary or Bonus for each Deferral Year and may also elect not to defer any portion of his/her Salary or Bonus in a Deferral Year.

       The deferral opportunity shall extend through December 31, 1998, however there shall be two separate deferral periods. The initial deferral period shall be from the Plan Effective Date through December 31, 1995. The second deferral period shall be from January 1, 1996 through December 31, 1998. A Participant shall complete a separate Agreement for each deferral period. The deferral of bonus in 10% increments will only apply to the second deferral period affecting bonuses earned in 1996, 1997 and 1998.

  3.5  ALTERATION OF SALARY AND BONUS DEFERRAL.  Except as provided in this
       Section 3.5 and in Section 3.6 a Participant's election to defer Salary and Bonus shall be irrevocable. Pursuant to this Section 3.5 a Participant may increase or decrease his/her original Salary and Bonus deferral percentage prior to December 1 of the year preceding the Deferral Year for which such adjustment is requested. A Participant may increase or decrease his/her original Salary deferral percentage by up to 5 percent of Salary in 1% increments. In no event shall the resulting percentage deferred be other than 0% or 5% through 20% of Salary. In addition, a Participant may increase or decrease his/her original Bonus deferral percentage by 10 PERCENT. However, in no event shall the resulting percentage of Bonus deferred be other than 0%, 10, 20, 30, 40 or 50%. THE ALTERATION OF BONUS DEFERRAL AMOUNTS IN 10% INCREMENTS SHALL ONLY APPLY TO THE SECOND DEFERRAL PERIOD AFFECTING BONUSES PAID IN 1997, 1998 AND 1999.

 4.11 RECIPIENTS OF PAYMENT: DESIGNATION OF BENEFICIARY. All payments to be made by the Company under the Plan shall be made to the Participant during his/her lifetime, provided that if the Participant dies prior to the completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary determined in accordance with this Section 4.11. The Participant may designate a Beneficiary by filing a written notice of such designation with the Committee in such form as the Company requires and may include contingent Beneficiaries. The Participant may from time-to-time change the designated Beneficiary by filing a new designation in writing with the Committee. IF NO DESIGNATION IS IN EFFECT OR IF AN EXISTING DESIGNATION IS DETERMINED TO BE INVALID AT THE TIME ANY BENEFITS PAYABLE UNDER THIS PLAN SHALL BECOME DUE, THE BENEFICIARY SHALL BE THE SPOUSE OF THE PARTICIPANT, OR IF NO SPOUSE IS THEN LIVING, THE REPRESENTATIVES OF THE PARTICIPANT'S ESTATE.

Only Sections 3.2, 3.5 and 4.11 are affected by this Amendment.

                                     ILLINOIS TOOL WORKS INC.

                                     By:     /s/ John Karpan
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                                     Its:    Senior Vice President,
                                             Human Resources
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                                     Date:   December 5, 1994
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